STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT, dated as of December 20, 2005 (the "Agreement"), among Digicorp, a Utah corporation (the "Purchaser"), Rebel Crew Films, Inc., a California corporation (the "Company"), Rebel Holdings, LLC, a California limited liability company ("Rebel Holdings"), and Cesar Chatel ("Chatel").

                              W I T N E S S E T H:
                               - - - - - - - - - -

      WHEREAS, Rebel Holdings and Chatel (each a "Seller" and together, the "Sellers") own an aggregate of 100,000 shares of common stock, no par value (the "Shares"), of the Company, which Shares constitute all of the issued and outstanding shares of capital stock of the Company; and

      WHEREAS, the Sellers desire to sell to Purchaser, and the Purchaser desires to purchase from the Sellers, the Shares for the purchase price and upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                   ARTICLE I
                           SALE AND PURCHASE OF SHARES

      1.1 Sale and Purchase of Shares. Upon the terms and subject to the conditions contained herein, on the Closing Date each Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase from each Seller, the Shares of such Seller set forth opposite such Seller's name on Schedule A hereto, in exchange for consideration consisting of shares of the Purchaser's common stock, $.001 par value ("Purchaser Common Stock"), which the parties intend to be a tax-free transaction.

                                   ARTICLE II
                           PURCHASE PRICE AND PAYMENT

      2.1   Amount   of   Purchase    Price;    Payment   of   Purchase   Price.

            (a) The aggregate purchase price for the Shares shall be twenty one million two hundred seven thousand eighty (21,207,080) shares of Purchaser Common Stock (the "Purchase Price"). The shares of Purchaser Common Stock comprising the Purchase Price shall be "unregistered" and "restricted" shares and shall be issued in accordance with and subject to applicable laws, rules and regulations, and when issued as consideration for the Shares shall be deemed fully paid and non-assessable. The Purchase Price shall be allocated to the Sellers in accordance with Schedule A hereto.

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            (b) From the Purchase Price,  4,000,000  shares of Purchaser  Common
Stock (the "Escrowed Performance Shares") shall be held in escrow pursuant to the terms of the escrow agreement attached hereto as Exhibit A pending satisfaction of the following performance milestone: if the Company generates
revenue   (determined  in  accordance  with  United  States  generally  accepted accounting principles ("GAAP")) of at least $1,200,000 during any twelve (12) month period beginning October 1, 2005 and through March 31, 2007 (the "Revenue Milestone"), then the Escrowed Performance Shares shall be released from escrow and issued to the Sellers. For each $12,000 (1%) that the Company's revenue is below $1,200,000, 200,000 (5%) of the Escrowed Performance Shares shall be cancelled and returned to treasury of Purchaser. For purposes of clarification, if, for example, the Company generates a maximum of $960,000 of revenue during any twelve (12) month period beginning October 1, 2005 and through March 31, 2007, then all of the Escrowed Performance Shares would be cancelled and returned to treasury of Purchaser. Notwithstanding the foregoing, the Revenue Milestone shall not be applicable in the event: (i) Purchaser sells the Company (or sells, conveys or otherwise disposes of all of the assets of the Company) on or before March 31, 2007 for consideration equal to or greater than $1,200,000; and (ii) such sale of the Company (or sale, conveyance or disposition of all of the assets of the Company) is approved by an affirmative vote of all directors designated or elected by Milton "Todd" Ault, III pursuant to Section 7.11 of this Agreement.

            (c) From the Purchase Price, 16,666,667 shares of Purchaser Common Stock shall be subject to lockup agreements, in the form attached hereto as Exhibit B, as follows: (i) 3,333,333 shares of Purchaser Common Stock shall be subject to a lockup agreement for a period of one (1) year; (ii) 6,666,667 shares of Purchaser Common Stock shall be subject to a lockup agreement for a period of two (2) years; and (iii) 6,666,667 shares of Purchaser Common Stock, of which the 4,000,000 Escrowed Performance Shares are a component of, shall be subject to a lockup agreement for a period of three (3) years.

                                  ARTICLE III
                             CLOSING AND TERMINATION

      3.1 Closing Date. Subject to the satisfaction of the conditions set forth in Sections 8.1 and 8.2 hereof (or the waiver thereof by the party entitled to waive such conditions), the closing of the sale and purchase of the Shares provided for in Section 1.1 hereof (the "Closing") shall take place at the offices of Sichenzia Ross Friedman Ference LLP located at 1065 Avenue of the Americas, New York, New York 10018 (or at such other place as the parties may designate in writing) no later than ninety (90) days after this Agreement is executed by all parties hereto, unless extended by mutual consent of such parties. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date."

      3.2 Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

            (a) At the election of the Sellers, the Company or the Purchaser on or after the ninetieth (90th) day after this Agreement is executed by all parties hereto, if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in default of any of its obligations hereunder;

            (b) by mutual written consent of the Sellers, the Company and the Purchaser; or

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

            (c) by the Sellers, the Company or the Purchaser if there shall be in effect a final nonappealable order of a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not nonappealable (and pursue such appeal with reasonable diligence).

      3.3 Procedure Upon Termination. In the event of termination by the Purchaser, the Company or the Sellers, or all, pursuant to Section 3.2 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Shares hereunder shall be abandoned, without further action by the Purchaser, the Company or the Sellers. If this Agreement is terminated as provided herein each party shall deliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

      3.4 Effect of Termination. In the event this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Purchaser, the Company or any Seller; provided, however, that the obligations of the parties set forth in Sections 10.4 and 10.5 hereof shall survive any such termination and shall be enforceable hereunder; provided, further, however, that nothing in this Section 3.4 shall relieve the Purchaser, the Company or any Seller of any liability for a breach of this Agreement.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to the Purchaser that:

      4.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified would not have a material adverse effect on the business, properties, assets, results of operations, or condition (financial or otherwise) ("Material Adverse Effect") of the Company and any subsidiaries taken as a whole.

      4.2 Authorization of Agreement. The Company has full corporate power and authority to execute and deliver this Agreement, and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the "Company Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the Company Documents will be at or prior to the Closing, duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Company Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

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

      4.3 Capitalization.

            (a) The authorized capital stock of the Company consists of 100,000 shares of common stock, no par value (the "Company Common Stock"). As of the date hereof, there are 100,000 shares of Company Common Stock issued and outstanding. All of the issued and outstanding shares of Company Common Stock were duly authorized for issuance and are validly issued, fully paid and non-assessable.

            (b) Except as set forth in the attached disclosure schedules of the Company (the "Company Disclosure Schedules"), there is no existing option, warrant, call, right, commitment or other agreement of any character to which the Company is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company. Except as set forth in the Company Disclosure Schedules, the Company is not, and to the Company's knowledge none of the Sellers is, a party to any voting trust or other voting agreement with respect to any of the shares of Company Common Stock or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Company.

      4.4 Subsidiaries. The Company Disclosure Schedules set forth the name of each subsidiary of the Company (each a "Subsidiary"), and, with respect to each Subsidiary, the jurisdiction in which it is incorporated or organized, the jurisdictions, if any, in which it is qualified to do business, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, the names of all stockholders or other equity owners and the number of shares of stock owned by each stockholder or the amount of equity owned by each equity owner. The outstanding shares of capital stock or equity interests of each Subsidiary are validly issued, fully paid and non-assessable, and all such shares or other equity interests represented as being owned by the Company are owned by it free and clear of any and all liens, pledges, encumbrances, charges, agreements or claims of any kind whatsoever, except as set forth in the Company Disclosure Schedules hereto. No shares of capital stock are held by any Subsidiary as treasury stock. There is no existing option, warrant, call, commitment or agreement to which any Subsidiary is a party requiring, and there are no convertible securities of any Subsidiary outstanding which upon conversion would require, the issuance of any additional shares of capital stock or other equity interests of any Subsidiary or other securities convertible into shares of capital stock or other equity interests of any Subsidiary or other equity security of any Subsidiary. Each Subsidiary is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and is in good standing under the laws of (a) each jurisdiction in which it owns or leases real property and (b) each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification, except where a failure to be so qualified would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Each Subsidiary has all requisite corporate power and authority to own its properties and carry on its business as presently conducted.

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

      4.5 Corporate Records.

            (a) The Company has delivered to the Purchaser true, correct and complete copies of the articles of incorporation (each certified by the Secretary of State or other appropriate official of the applicable jurisdiction of organization) and bylaws (each certified by the secretary, assistant secretary or other appropriate officer) or comparable organizational documents of the Company and each of its Subsidiaries.

            (b) The minute books of the Company and each Subsidiary previously made available to the Purchaser contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of the Company and its Subsidiaries. The stock certificate books and stock transfer ledgers of the Company and its Subsidiaries previously made available to the Purchaser are true, correct and complete.

      4.6 Conflicts; Consents of Third Parties.

            (a) None of the execution and delivery by the Company of this Agreement and the Company Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will: (i) conflict with, or result in the breach of, any provision of the articles of incorporation or bylaws or comparable organizational documents of the Company or any Subsidiary; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties or assets is bound; (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Company or any Subsidiary is bound; or (iv) result in the creation of any lien, mortgage, claims, security interest, charge or encumbrance or any kind or nature ("Lien") upon the properties or assets of the Company or any Subsidiary.

            (b) No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person, entity or governmental body is required on the part of the Company or any Subsidiary in connection with the execution and delivery of this Agreement or the Company Documents, or the compliance by the Company as the case may be, with any of the provisions hereof or thereof.

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

      4.7 Financial Statements. Prior to Closing, the Company shall deliver to the Purchaser copies of: (a) the audited balance sheets of the Company as at December 31, 2004 and 2003, and the related statements of income and accumulated deficit and of cash flows of the Company for the years then ended; and (b) the unaudited balance sheets of the Company for the interim quarterly period(s) ended subsequent to December 31, 2004 and more than forty-five (45) days prior to the Closing Date, and the related statements of income and accumulated deficit and of cash flows of the Company for the periods then ended (such statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements"). Each of the Financial Statements shall be complete and correct in all material respects, shall be prepared in accordance with GAAP (subject to normal year-end adjustments in the case of the unaudited statements) and in conformity with the practices consistently applied by the Company without modification of the accounting principles used in the preparation thereof and shall present fairly the financial position, results of operations and cash flows of the Company and its Subsidiaries as at the dates and for the periods indicated. For the purposes hereof, the balance sheet of the Company as at September 30, 2005 is referred to as the "Balance Sheet" and September 30, 2005 is referred to as the "Balance Sheet Date."

      4.8 No Undisclosed Liabilities. Neither the Company nor any Subsidiary has any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the Balance Sheet or in the notes thereto in accordance with GAAP which is not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or was not incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.

      4.9 Absence of Certain Developments. Except as expressly contemplated by this Agreement or as set forth in the Company Disclosure Schedules, since the Balance Sheet Date:

            (a) there has not been any material adverse change in the business, assets or financial condition of the Company and any Subsidiaries taken as a whole nor has there occurred any event which is reasonably likely to result in a material adverse change in the business, assets or financial condition of the Company and any Subsidiaries taken as a whole;

            (b) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Company or any Subsidiary having a replacement cost of more than $25,000 for any single loss or $50,000 for all such losses;

            (c) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company or any repurchase, redemption or other acquisition by any Seller or the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Company or any Subsidiary;

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

            (d) neither the Company nor any Subsidiary has awarded or paid any bonuses to employees of the Company or any Subsidiary with respect to the fiscal year ended December 31, 2004 or with respect to the fiscal year ending December 31, 2005, except to the extent accrued on the Balance Sheet or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Company's or any Subsidiary's directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than normal increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Company and its Subsidiaries taken as a whole);

            (e) there has not been any change by the Company or any Subsidiary in accounting or tax reporting principles, methods or policies;

            (f) neither the Company nor any Subsidiary has entered into any transaction or Contract or conducted its business other than in the ordinary course consistent with past practice;

            (g) neither the Company nor any Subsidiary has failed to promptly pay and discharge current liabilities except where disputed in good faith by appropriate proceedings;

            (h) neither the Company nor any Subsidiary has made any loans, advances or capital contributions to, or investments in, any person or entity or paid any fees or expenses to any Seller or any affiliate of any Seller;

            (i) neither the Company nor any Subsidiary has mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Company or any Subsidiary, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

            (j) neither the Company nor any Subsidiary has discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company and its Subsidiaries taken as a whole;

            (k) neither the Company nor any Subsidiary has canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company and its Subsidiaries taken as a whole;

            (l) neither the Company nor any Subsidiary has made or committed to make any capital expenditures or capital additions or betterments in excess of $20,000 individually or $40,000 in the aggregate;

            (m) neither the Company nor any Subsidiary has instituted or settled any material legal proceeding; and

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            (n) neither the Company nor any Subsidiary has agreed to do anything set forth in this Section 4.9.

      4.10 Taxes.

            (a) Except as set forth in the Company Disclosure Schedules: to the Company's knowledge, (i) all material tax returns required to be filed by or on behalf of the Company have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such tax returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such tax returns were true, complete and correct in all material respects; (ii) all amounts shown on such tax returns (including interest and penalties) as due from the Company have been fully and timely paid, and adequate reserves or accruals for taxes have been provided in the Balance Sheet with respect to any period for which tax returns have not yet been filed or for which taxes are not yet due and owing; and (iii) the Company has not executed or filed with the Internal Revenue Service ("IRS") or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any tax matter is currently in force.

            (b) To the Company's knowledge, the Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

            (c) Purchaser has received complete copies of: (i) all material federal, state, local and foreign income or franchise tax returns of the Company relating to the taxable periods since January 1, 2003; and (ii) any audit report issued within the last three years relating to any material taxes due from or with respect to the Company its income, assets or operations. All income and franchise tax returns filed by or on behalf of the Company for the taxable years ended on the respective dates set forth in the Company Disclosure Schedules have been examined by the relevant taxing authority or the statute of limitations with respect to such tax returns has expired.

            (d) The Company Disclosure Schedules list all material types of taxes paid and material types of tax returns filed by or on behalf of the Company. Except as set forth in the Company Disclosure Schedules, no claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns such that it is or may be subject to taxation by that jurisdiction.

            (e) Except as set forth in the Company Disclosure Schedules, to the Company's knowledge, all deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the tax returns of or covering or including the Company have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has the Company received any notice from any taxing authority that it intends to conduct such an audit or investigation. To the Company's knowledge, No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

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            (f) To the  Company's  knowledge,  the Company is not subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

            (g) To the Company's knowledge, there are no Liens as a result of any unpaid taxes upon any of the assets of the Company.

      4.11 Real Property.

            (a) The Company  Disclosure  Schedules  set forth a complete list of all real property and interests in real property leased by the Company and its Subsidiaries (individually, a "Company Real Property Lease" and the real properties specified in such leases being referred to herein individually as a "Company Property" and collectively as the "Company Properties") as lessee or lessor. Company Property constitutes all interests in real property currently used or currently held for use in connection with the business of the Company and its Subsidiaries and which are necessary for the continued operation of the business of the Company and its Subsidiaries as the business is currently conducted. The Company and its Subsidiaries have a valid and enforceable leasehold interest under each of the Company Real Property Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and neither the Company nor any Subsidiary has received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company or any Subsidiary under any of the Company Real Property Leases. All of the Company Property, buildings, fixtures and improvements thereon owned or leased by the Company and its Subsidiaries are in good operating condition and repair (subject to normal wear and tear). The Company has delivered or otherwise made available to the Purchaser true, correct and complete copies of the Company Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.

            (b) The Company and its Subsidiaries have all material certificates of occupancy and permits of any governmental body necessary or useful for the current use and operation of each Company Property, and the Company and its Subsidiaries have fully complied with all material conditions of the permits applicable to them. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any permit.

      4.12 Tangible Personal Property.

            (a) The Company Disclosure Schedules set forth all leases of personal property ("Company Personal Property Leases") involving annual payments in excess of $25,000 relating to personal property used in the business of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party or by which the properties or assets of the Company or any of its Subsidiaries is bound. The Company has delivered or otherwise made available to the Purchaser true, correct and complete copies of the Company Personal Property Leases, together with all amendments, modifications or supplements thereto.

            (b) The Company and each of its Subsidiaries has a valid leasehold interest under each of the Company Personal Property Leases under which it is a lessee, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Company Personal Property Lease by the Company or any of its Subsidiaries or, to the best knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder.

            (c) The Company and its Subsidiaries have good and marketable title to all of the items of tangible personal property reflected in the Balance Sheet (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens, other than as set forth in the Company Disclosure Schedules. All such items of tangible personal property which, individually or in the aggregate, are material to the operation of the business of the Company and its Subsidiaries are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

            (d) All of the items of tangible personal property used by the Company and its Subsidiaries under the Company Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

      4.13 Intangible Property. The Company Disclosure Schedules contain a complete and correct list of each patent, trademark, trade name, service mark and copyright owned or used by the Company and/or its Subsidiaries as well as all registrations thereof and pending applications therefor, and each license or other agreement relating thereto. Except as set forth in the Company Disclosure Schedules, each of the foregoing is owned by the party shown in such Company Disclosure Schedules as owning the same, free and clear of all Liens and is in good standing and not the subject of any challenge. There have been no claims made and neither the Company nor any Subsidiary has received any notice or otherwise knows or has reason to believe that any of the foregoing is invalid or conflicts with the asserted rights of others. The Company and each of its Subsidiaries possesses all patents, patent licenses, trade names, trademarks, service marks, brand marks, brand names, copyrights, know-how, formulate and other proprietary and trade rights necessary for the conduct of its business as now conducted, not subject to any restrictions and without any known conflict with the rights of others and neither the Company nor any of its Subsidiaries has forfeited or otherwise relinquished any such patent, patent license, trade name, trademark, service mark, brand mark, brand name, copyright, know-how, formulate or other proprietary right necessary for the conduct of its business as conducted on the date hereof. Neither the Company nor any of its Subsidiaries is under any obligation to pay any royalties or similar payments in connection with any license to any Seller or any affiliate thereof.

      4.14 Company Material Contracts. The Company Disclosure Schedules set forth all of the following contracts, agreements, commitments ("Contracts") to which the Company or any of its Subsidiaries is a party or by which it is bound (collectively, the "Company Material Contracts"): (a) Contracts with any Seller or any current officer or director of the Company or any of its Subsidiaries;
(b) Contracts with any labor union or association representing any employee of the Company or any of its Subsidiaries; (c) Contracts pursuant to which any party is required to purchase or sell a stated portion of its requirements or output from or to another party; (d) Contracts for the sale of any of the assets of the Company or any of its Subsidiaries other than in the ordinary course of business or for the grant to any person or entity of any preferential rights to purchase any of its assets; (e) joint venture agreements; (f) material Contracts containing covenants of the Company or any of its Subsidiaries not to compete in any line of business or with any person or entity in any geographical area or covenants of any other person or entity not to compete with the Company or any of its Subsidiaries in any line of business or in any geographical area; (g) Contracts relating to the acquisition by the Company or any of its Subsidiaries of any operating business or the capital stock of any other person or entity;
(h) Contracts relating to the borrowing of money; or (i) any other Contracts, other than Company Real Property Leases, which involve the expenditure of more than $50,000 in the aggregate or $25,000 annually or require performance by any party more than one year from the date hereof. There have been made available to the Purchaser, its affiliates and their representatives true and complete copies of all of the Company Material Contracts. Except as set forth in the Company Disclosure Schedules, all of the Company Material Contracts and other agreements are in full force and effect and are the legal, valid and binding obligation of the Company and/or its Subsidiaries, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth in the Company Disclosure Schedules, neither the Company nor any Subsidiary is in default in any material respect under any Company Material Contracts, nor, to the knowledge of the Company, is any other party to any Company Material Contract in default thereunder in any material respect.

      4.15 Employee Benefits.

            (a) The Company Disclosure Schedules set forth a complete and correct list of: (i) all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other pension plans or employee benefit arrangements, programs or payroll practices (including, without limitation, severance pay, vacation pay, company awards, salary continuation for disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance and scholarship programs) maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute thereunder with respect to employees of the Company ("Company Employee Benefit Plans"); and (ii) all "employee pension plans," as defined in Section 3(2) of ERISA, maintained by the Company or any of its Subsidiaries or any trade or business (whether or not incorporated) which are under control, or which are treated as a single employer, with Company under Section 414(b), (c), (m) or (o) of ERISA ("ERISA Affiliate") or to which the Company, any of its Subsidiaries or any ERISA Affiliate contributed or is obligated to contribute thereunder ("Company Pension Plans").

            (b) All contributions and premiums required by law or by the terms of any Company Employee Benefit Plan or Company Pension Plan which are defined benefit plans or money purchase plans or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto) to any funds or trusts established thereunder or in connection therewith, and no accumulated funding deficiencies exist in any of such plans subject to Section 412 of ERISA.

            (c) There has been no violation of ERISA with respect to the filing of applicable returns, reports, documents and notices regarding any of the Company Employee Benefit Plans or Company Pension Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Company Employee Benefit Plans or Company Pension Plans.

            (d) True, correct and complete copies of the following documents, with respect to each of the Company Employee Benefit Plans and Company Pension Plans (as applicable), have been delivered to the Purchaser: (i) any plans and related trust documents, and all amendments thereto; (ii) the most recent Forms 5500 for the past three years and schedules thereto; (iii) the most recent financial statements and actuarial valuations for the past three years; (iv) the most recent IRS determination letter; (v) the most recent summary plan descriptions (including letters or other documents updating such descriptions); and (vi) written descriptions of all non-written agreements relating to the Company Employee Benefit Plans and Company Pension Plans.

      4.16 Labor.

            (a) Neither the Company nor any of its Subsidiaries is party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company or any of its Subsidiaries. The Company has delivered or otherwise made available to the Purchaser true, correct and complete copies of the labor or collective bargaining agreements listed in the Company Disclosure Schedules, together with all amendments, modifications or supplements thereto.

            (b) Except as set forth in the Company Disclosure Schedules, no employees of the Company or any of its Subsidiaries are represented by any labor organization. No labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the best knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Company or any of its Subsidiaries pending or, to the best knowledge of the Company, threatened by any labor organization or group of employees of the Company or any of its Subsidiaries.

            (c) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the best knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries. There are no unfair labor practice charges, grievances or complaints pending or, to the best knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company.

      4.17 Litigation. Except as set forth in the Company Disclosure Schedules, to the knowledge of the Company, there is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of the Company, overtly threatened against the Company or any of its Subsidiaries (or to the knowledge of the Company, pending or threatened, against any of the officers, directors or key employees of the Company or any of its Subsidiaries with respect to their business activities on behalf of the Company), or to which the Company or any of its Subsidiaries is otherwise a party, which, if adversely determined, would have a Material Adverse Effect on the Company or its Subsidiaries, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor to the knowledge of the Company is there any reasonable basis for any such action, proceeding, or investigation. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or governmental agency except to the extent the same are not reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries and neither the Company nor any Subsidiary is engaged in any legal action to recover monies due it or for damages sustained by it.

      4.18 Compliance with Laws; Permits. To the knowledge of the Company, the Company and each of its Subsidiaries is in compliance with all laws applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries or the use of their respective properties (including any leased properties) and assets, except for such non-compliances as would not, individually or in the aggregate, have a Material Adverse Effect on the Company or its Subsidiaries. To the knowledge of the Company, the Company and each of its Subsidiaries has all governmental permits and approvals from state, federal or local authorities which are required for the Company and each of its Subsidiaries to operate its business, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or its Subsidiaries.

      4.19 Environmental Matters. Except as set forth in the Company Disclosure Schedules hereto:

            (a) the operations of the Company and each of its Subsidiaries are in compliance with all applicable laws, rules, regulations, orders, treaties, statutes, and codes promulgated by any governmental entity which prohibit, regulate or control any hazardous material or any hazardous material activity ("Environmental Laws") and all permits issued pursuant to Environmental Laws or otherwise;

            (b) the Company and each of its Subsidiaries has obtained all permits required under all applicable Environmental Laws necessary to operate its business;

            (c) neither the Company nor any of its Subsidiaries is the subject of any outstanding written order or Contract with any governmental authority, person or entity respecting Environmental Laws or any violation or potential violations thereof; and

            (d) neither the Company nor any of its Subsidiaries has received any written communication alleging either or both that the Company or any of its Subsidiaries may be in violation of any Environmental Law, or any permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law.

      4.20 Insurance. The Company Disclosure Schedules set forth a complete and accurate list of all policies of insurance of any kind or nature covering the Company or any of its Subsidiaries or any of their respective employees, properties or assets, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. All such policies are in full force and effect, and, to the Company's knowledge, neither the Company nor any of its Subsidiaries is in default of any provision thereof, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect on the Company or its Subsidiaries.

      4.21 Inventories; Receivables; Payables.

            (a) The inventories of the Company and its Subsidiaries are in good and marketable condition, and are saleable in the ordinary course of business. Adequate reserves have been reflected in the Balance Sheet for obsolete or otherwise unusable inventory, which reserves were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

            (b) All accounts receivable of the Company and its Subsidiaries have arisen from bona fide transactions in the ordinary course of business consistent with past practice. All accounts receivable of the Company and its Subsidiaries reflected on the Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. All accounts receivable arising after the Balance Sheet Date are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

            (c) All accounts payable of the Company and its Subsidiaries reflected in the Balance Sheet or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable.

      4.22 Related Party Transactions. Except as set forth in the Company Disclosure Schedules, neither the Sellers nor any of their respective affiliates has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company or and Subsidiary. Except as set forth in the Company Disclosure Schedules, neither the Sellers, the Company, any Subsidiary of the Company, any affiliate of the Company or the Sellers nor any officer or employee of any of them: (a) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any person or entity which is (i) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or any of its Subsidiaries,
(ii) engaged in a business related to the business of the Company or any of its Subsidiaries, or (iii) a participant in any transaction to which the Company or any of its Subsidiaries is a party; or (b) is a party to any Contract with the Company or any of its Subsidiaries.

      4.23 Banks. The Company Disclosure Schedules contain a complete and correct list of the names and locations of all banks in which Company or any Subsidiary has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth in the Company Disclosure Schedules, no person holds a power of attorney to act on behalf of the Company or any Subsidiary.

      4.24 Financial Advisors. Except for Elizabeth Gaynes, no person or entity has acted, directly or indirectly, as a broker, finder or financial advisor for the Company in connection with the transactions contemplated by this Agreement and no person or entity is entitled to any fee or commission or like payment in respect thereof.

      4.25 No Misrepresentation. No representation or warranty of the Company contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by the Company to the Purchaser pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      The Sellers hereby severally and not jointly represent and warrant to the Purchaser that:

      5.1 Authorization of Agreement. Each Seller has all requisite power, authority and legal capacity to execute and deliver this Agreement, and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by such Seller in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the "Seller Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by each Seller and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of each Seller, enforceable against each Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

      5.2 Conflicts; Consents of Third Parties.

            (a) None of the execution and delivery by any Seller of this Agreement and the Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by any Seller with any of the provisions hereof or thereof will: (i) conflict with, or result in the breach of, any provision of the articles of incorporation or bylaws or comparable organizational documents of the Seller, as applicable; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which such Seller is a party or by which either of them or any of their respective properties or assets is bound; (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which such Seller is bound; or (iv) result in the creation of any Lien upon the properties or assets of the Company or any Subsidiary.

            (b) No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person, entity or governmental body is required on the part of any Seller in connection with the execution and delivery of this Agreement or the Seller Documents, or the compliance by each Seller as the case may be, with any of the provisions hereof or thereof.

      5.3 Ownership and Transfer of Shares. Each Seller is the record and beneficial owner of the Shares indicated as being owned by such Seller on Schedule A, free and clear of any and all Liens. Such Shares constitute all of the issued and outstanding shares of capital stock of the Company. Each Seller has the power and authority to sell, transfer, assign and deliver such Shares as provided in this Agreement, and such delivery will convey to the Purchaser good and marketable title to such Shares, free and clear of any and all Liens.

      5.4 Accreditation. Each Seller is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Sellers understand that the shares of Purchaser Common Stock constituting the Purchase Price are being offered to them in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Purchaser is relying upon the truth and accuracy of, and the Sellers' compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Sellers set forth herein in order to determine the availability of such exemptions and the eligibility of the Sellers to acquire the shares of Purchaser Common Stock constituting the Purchase Price.

      5.5 Investment Intention. Each Seller is acquiring the shares of Purchaser Common Stock constituting the Purchase Price for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act). Purchaser understands that such shares of Purchaser Common Stock have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

      5.6 Investment Experience; Suitability. Each Seller is familiar with the type of risks inherent in the acquisition of securities such as shares of Purchaser Common Stock and each Seller's financial position is such that the Seller can afford to retain the shares of Purchaser Common Stock constituting the Purchase Price for an indefinite period of time without realizing any direct or indirect cash return on its investment.

      5.7 Financial Advisors. Except for Elizabeth Gaynes, no person or entity has acted, directly or indirectly, as a broker, finder or financial advisor for the Sellers in connection with the transactions contemplated by this Agreement and no person or entity is entitled to any fee or commission or like payment in respect thereof.

      5.8 No Misrepresentation. No representation or warranty of any Seller contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by any Seller to the Purchaser pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      The Purchaser hereby represents and warrants to the Company and the Sellers that:

      6.1 Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Purchaser is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified would not have a Material Adverse Effect on the Purchaser and any subsidiaries taken as a whole.

      6.2 Authorization of Agreement. The Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the "Purchaser Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on behalf of the Purchaser. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

      6.3 Capitalization.

            (a) The authorized capital stock of the Purchaser consists of 50,000,000 shares of common stock, $.001 par value per share. As of the date hereof, there are 14,200,104 shares of Purchaser Common Stock issued and outstanding. All of the issued and outstanding shares of Purchaser Common Stock were duly authorized for issuance and are validly issued, fully paid and non-assessable.

            (b) Except as set forth in the Commission Documents (defined below), there is no existing option, warrant, call, right, commitment or other agreement of any character to which the Purchaser is a party requiring, and there are no securities of the Purchaser outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Purchaser or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Purchaser. The Purchaser is not, and to the Purchaser's knowledge none of the Purchaser's shareholders is, a party to any voting trust or other voting agreement with respect to any of the shares of Purchaser Common Stock or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Purchaser.

      6.4 Subsidiaries. The Purchaser has no subsidiaries.

      6.5 Corporate Records.

            (a) The Purchaser has delivered to the Company true, correct and complete copies of the articles of incorporation (each certified by the Secretary of State or other appropriate official of the applicable jurisdiction of organization) and bylaws (each certified by the secretary, assistant secretary or other appropriate officer) or comparable organizational documents of the Purchasers.

            (b) The minute books of the Purchaser previously made available to the Company contain complete and accurate records of all meetings since December 31, 2004 and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of the Purchaser since December 31, 2004. The stock transfer ledger of the Purchaser previously made available to the Purchaser are true, correct and complete.

      6.6 Conflicts; Consents of Third Parties.

            (a) Neither of the execution and delivery by the Purchaser of this Agreement and of the Purchaser Documents, nor the compliance by the Purchaser with any of the provisions hereof or thereof will: (i) conflict with, or result in the breach of, any provision of the articles of incorporation or bylaws of the Purchaser; (ii) conflict with, violate, result in the breach of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other obligation to which the Purchaser is a party or by which the Purchaser or its properties or assets are bound; or (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Purchaser is bound; or (iv) result in the creation of any Lien of any kind or nature upon the properties or assets of the Purchaser.

            (b) No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by Purchaser with any of the provisions hereof or thereof.

      6.6 Commission Documents; Financial Statements. The Purchaser Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and since December 31, 2004 the
Purchaser has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "Commission") pursuant to the reporting requirements of the Exchange Act, including pursuant to Sections 13, 14 or 15(d) thereof (all of the foregoing and all exhibits included therein and financial statement and schedules thereto, including filings incorporated by reference therein being referred to herein as the "Commission Documents"). At the times of their respective filings, the Purchaser's Form 10-QSB for the fiscal quarter ended September 30, 2005 (the "Form 10-QSB") and the Purchaser's Form 10-KSB for the fiscal year ended June 30, 2005 (the "Form 10-KSB") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and the Form 10-QSB and Form 10-KSB at the time of their respective filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents were complete and correct in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the Notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Purchaser as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      6.7 Registration and Listing. The Purchaser Common Stock is currently quoted on the OTC Bulletin Board and is in compliance with any continued listing requirements thereunder.

      6.8 No Undisclosed Liabilities or Liens. The Purchaser does not have any indebtedness, obligations, liabilities, or Liens of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that are not reflected in the Commission Documents.

      6.9 Absence of Certain Developments. Except as expressly contemplated by this Agreement, as set forth in the attached disclosure schedules of the Purchaser (the "Purchaser Disclosure Schedules") or as set forth in the Commission Documents, since June 30, 2005:

            (a) there has not been any material adverse change in the business, assets or financial condition of the Purchaser nor has there occurred any event which is reasonably likely to result in a material adverse change in the business, assets or financial condition of the Purchaser;

            (b) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Purchaser having a replacement cost of more than $25,000 for any single loss or $50,000 for all such losses;

            (c) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Purchaser or any repurchase, redemption or other acquisition by the Purchaser of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Purchaser;

            (d) the Purchaser has not awarded or paid any bonuses to employees of the Purchaser or agreed to increase the compensation payable or to become payable by it to any of the Purchaser's directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than normal increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Purchaser);

            (e) there has not been any change by the Purchaser in accounting or tax reporting principles, methods or policies;

            (f) the Purchaser has not entered into any transaction or Contract or conducted its business other than in the ordinary course consistent with past practice;

            (g) the  Purchaser  has not  failed to  promptly  pay and  discharge
current   liabilities  except  where  disputed  in  good  faith  by  appropriate proceedings;

            (h) the Purchaser has not made any loans, advances or capital contributions to, or investments in, any person or entity;

            (i) the Purchaser has not mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Purchaser, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

            (j) the Purchaser has not discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Purchaser;

            (k) the Purchaser has not canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Purchaser;

            (l) the  Purchaser  has not made or  committed  to make any  capital
expenditures   or  capital   additions  or  betterments  in  excess  of  $20,000
individually or $40,000 in the aggregate;

            (m) the Purchaser has instituted or settled any material legal proceeding; and

            (n) the  Purchaser  has not agreed to do anything  set forth in this
Section 6.9.

      6.10 Taxes.

            (a) Except as set forth in the Purchaser Disclosure Schedules, to the Purchaser's knowledge: (i) all material tax returns required to be filed by or on behalf of the Purchaser have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such tax returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such tax returns were true, complete and correct in all material respects; (ii) all amounts shown on such tax returns (including interest and penalties) as due from the Purchaser have been fully and timely paid, and adequate reserves or accruals for taxes have been provided in the Commission Documents with respect to any period for which tax returns have not yet been filed or for which taxes are not yet due and owing; and (iii) the Purchaser has not executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any tax matter is currently in force.

            (b) To the Purchaser's knowledge, the Purchaser has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

            (c) The Company and Sellers have received complete copies of: (i) all material federal, state, local and foreign income or franchise tax returns of the Purchaser relating to the taxable periods since January 1, 2002; and (ii) any audit report issued within the last three years relating to any material taxes due from or with respect to the Purchaser its income, assets or operations. To the Purchaser's knowledge, all income and franchise tax returns filed by or on behalf of the Purchaser for the taxable years ended on the respective dates set forth in the Purchaser Disclosure Schedules have been examined by the relevant taxing authority or the statute of limitations with respect to such tax returns has expired.

            (d) The Purchaser Disclosure Schedules list all material types of taxes paid and material types of tax returns filed by or on behalf of the Purchaser. Except as set forth in the Purchaser Disclosure Schedules, to the Purchaser's knowledge, no claim has been made by a taxing authority in a jurisdiction where the Purchaser does not file tax returns such that it is or may be subject to taxation by that jurisdiction.

            (e) To the Purchaser's knowledge, no claim has been made by a taxing authority in a jurisdiction where the Purchaser does not file tax returns such that it is or may be subject to taxation by that jurisdiction.

            (f) To the Purchaser's knowledge, all deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the tax returns of or covering or including the Purchaser have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor to the Purchaser's knowledge has the Purchaser received any notice from any taxing authority that it intends to conduct such an audit or investigation. To the Purchaser's knowledge, no issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

            (g) To the Purchaser's knowledge, the Purchaser is not subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

            (h) To the Purchaser's knowledge, there are no Liens as a result of any unpaid taxes upon any of the assets of the Purchaser.

      6.11 Real Property.

            (a) The Purchaser Disclosure Schedules set forth a complete list of all real property and interests in real property leased by the Purchaser (individually, a "Purchaser Real Property Lease" and the real properties specified in such leases being referred to herein individually as a "Purchaser Property" and collectively as the "Purchaser Properties") as lessee or lessor. Purchaser Property constitutes all interests in real property currently used or currently held for use in connection with the business of the Purchaser and which are necessary for the continued operation of the business of the Purchaser as the business is currently conducted. The Purchaser has a valid and enforceable leasehold interest under each of the Purchaser Real Property Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and the Purchaser has not received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Purchaser under any of the Purchaser Real Property Leases. All of the Purchaser Property, buildings, fixtures and improvements thereon owned or leased by the Purchaser are in good operating condition and repair (subject to normal wear and tear). The Purchaser has delivered or otherwise made available to the Company and the Sellers true, correct and complete copies of the Purchaser Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.

            (b) The Purchaser has all material certificates of occupancy and permits of any governmental body necessary or useful for the current use and operation of each Purchaser Property, and the Purchaser has fully complied with all material conditions of the permits applicable to them. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any permit.

      6.12 Tangible Personal Property.

            (a) The Purchaser Disclosure Schedules set forth all leases of personal property ("Purchaser Personal Property Leases") involving annual payments in excess of $25,000 relating to personal property used in the business of the Purchaser to which the Purchaser is a party or by which the properties or assets of the Purchaser is bound.

            (b) The Purchaser has a valid  leasehold  interest under each of the
Purchaser Personal Property Leases under which it is a lessee, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Purchaser Personal Property Lease by the Purchaser or, to the best knowledge of the Purchaser, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder.

            (c) The Purchaser has good and marketable title to all of the items of tangible personal property reflected in the Commission Documents (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens, other than as set forth in the Commission Documents. All such items of tangible personal property which, individually or in the aggregate, are material to the operation of the business of the Purchaser are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

            (d) All of the items of tangible personal property used by the Purchaser under the Purchaser Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

      6.13 Intangible Property. The Purchaser Disclosure Schedules contain a complete and correct list of each patent, trademark, trade name, service mark and copyright owned or used by the Purchaser as well as all registrations thereof and pending applications therefor, and each license or other agreement relating thereto. Except as set forth in the Purchaser Disclosure Schedules, each of the foregoing is owned by the party shown in such Purchaser Disclosure Schedules as owning the same, free and clear of all Liens and is in good standing and not the subject of any challenge. There have been no claims made and the Purchaser has not received any notice or otherwise knows or has reason to believe that any of the foregoing is invalid or conflicts with the asserted rights of others. The Purchaser possesses all patents, patent licenses, trade names, trademarks, service marks, brand marks, brand names, copyrights, know-how, formulate and other proprietary and trade rights necessary for the conduct of its business as now conducted, not subject to any restrictions and without any known conflict with the rights of others and the Purchaser has not forfeited or otherwise relinquished any such patent, patent license, trade name, trademark, service mark, brand mark, brand name, copyright, know-how, formulate or other proprietary right necessary for the conduct of its business as conducted on the date hereof. The Purchaser is not under any obligation to pay any royalties or similar payments in connection with any license.

      6.14 Company Material Contracts. The Commission Documents describe all of the following contracts, agreements, commitments ("Contracts") to which the Purchaser is a party or by which it is bound (collectively, the "Purchaser Material Contracts"): (a) Contracts with any current officer or director of the Purchaser; (b) Contracts with any labor union or association representing any employee of the Purchaser; (c) Contracts pursuant to which any party is required to purchase or sell a stated portion of its requirements or output from or to another party; (d) Contracts for the sale of any of the assets of the Purchaser other than in the ordinary course of business or for the grant to any person or entity of any preferential rights to purchase any of its assets; (e) joint venture agreements; (f) material Contracts containing covenants of the Purchaser not to compete in any line of business or with any person or entity in any geographical area or covenants of any other person or entity not to compete with the Purchaser in any line of business or in any geographical area; (g) Contracts relating to the acquisition by the Purchaser of any operating business or the capital stock of any other person or entity ; (h) Contracts relating to the borrowing of money; or (i) any other Contracts, other than Purchaser Real Property Leases, which involve the expenditure of more than $50,000 in the aggregate or $25,000 annually or require performance by any party more than one year from the date hereof. Except as set forth in the Commission Documents, all of the Purchaser Material Contracts and other agreements are in full force and effect and are the legal, valid and binding obligation of the Purchaser, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth in the Commission Documents, the Purchaser is not in default in any material respect under any Purchaser Material Contracts, nor, to the knowledge of the Purchaser, is any other party to any Purchaser Material Contract in default thereunder in any material respect. There have been made available to the Company, its affiliates and their representatives true and complete copies of all of the Purchaser Material Contracts.

      6.15 Employee Benefits.

            (a) The Purchaser Disclosure Schedules set forth a complete and correct list of: (i) all "employee benefit plans," as defined in Section 3(3) of ERISA, and any other pension plans or employee benefit arrangements, programs or payroll practices (including, without limitation, severance pay, vacation pay, company awards, salary continuation for disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance and scholarship programs) maintained by the Purchaser or to which the Purchaser contributes or is obligated to contribute thereunder with respect to employees of the Purchaser ("Purchaser Employee Benefit Plans"); and (ii) all "employee pension plans," as defined in Section 3(2) of ERISA, maintained by the Purchaser or any ERISA Affiliate or to which the Purchaser or any ERISA Affiliate contributed or is obligated to contribute thereunder ("Purchaser Pension Plans").

            (b) All contributions and premiums required by law or by the terms of any Purchaser Employee Benefit Plan or Purchaser Pension Plan which are defined benefit plans or money purchase plans or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto) to any funds or trusts established thereunder or in connection therewith, and no accumulated funding deficiencies exist in any of such plans subject to Section 412 of ERISA.

            (c) There has been no violation of ERISA with respect to the filing of applicable returns, reports, documents and notices regarding any of the Purchaser Employee Benefit Plans or Purchaser Pension Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Purchaser Employee Benefit Plans or Purchaser Pension Plans.

            (d) True, correct and complete copies of the following documents, with respect to each of the Purchaser Employee Benefit Plans and Purchaser Pension Plans (as applicable), have been delivered to the Company and the
Sellers: (i) any plans and related trust documents,  and all amendments thereto;
(ii) the most recent Forms 5500 for the past three years and schedules  thereto;
(iii) the most recent financial statements and actuarial valuations for the past three years; (iv) the most recent IRS determination letter; (v) the most recent summary plan descriptions (including letters or other documents updating such descriptions); and (vi) written descriptions of all non-written agreements relating to the Purchaser Employee Benefit Plans and Purchaser Pension Plans.

      6.16 Labor.

            (a) The Purchaser is not a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Purchaser.

            (b) Except as set forth in the Commission Documents, no employees of the Purchaser are represented by any labor organization. No labor organization or group of employees of the Purchaser has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the best knowledge of the Purchaser, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Purchaser pending or, to the best knowledge of the Purchaser, threatened by any labor organization or group of employees of the Purchaser.

            (c) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the best knowledge of the Purchaser, threatened against or involving the Purchaser. There are no unfair labor practice charges, grievances or complaints pending or, to the best knowledge of the Purchaser, threatened by or on behalf of any employee or group of employees of the Purchaser.

      6.17 Litigation. To the knowledge of the Purchaser, there is no suit, action, proceeding, investigation, claim or order pending or overtly threatened against the Purchaser (or to the knowledge of the Purchaser, pending or threatened, against any of the officers, directors or key employees of the Purchaser with respect to their business activities on behalf of the Purchaser), or to which the Purchaser is otherwise a party, which, if adversely determined, would have a Material Adverse Effect on the Purchaser, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor to the knowledge of the Purchaser is there any reasonable basis for any such action, proceeding, or investigation. The Purchaser is not subject to any judgment, order or decree of any court or governmental agency except to the extent the same are not reasonably likely to have a Material Adverse Effect on the Purchaser and the Purchaser is not engaged in any legal action to recover monies due it or for damages sustained by it. There are no legal proceedings pending or, to the best knowledge of the Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

      6.18 Compliance with Laws; Permits. The Purchaser is in compliance with all laws applicable to the Purchaser or to the conduct of the business or operations of the Purchaser or the use of its properties (including any leased properties) and assets, except for such non-compliances as would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser. The Purchaser has all governmental permits and approvals from state, federal or local authorities which are required for the Purchaser to operate its business as currently conducted, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser.

      6.19  Environmental  Matters.  Except  as  set  forth  in  the  Commission
Documents:

            (a) the operations of the Purchaser are in compliance with all Environmental Laws and all permits issued pursuant to Environmental Laws or otherwise;

            (b) the Purchaser has obtained all permits required under all applicable Environmental Laws necessary to operate its business;

            (c) the Purchaser is not the subject of any outstanding written order or Contract with any governmental authority, person or entity respecting Environmental Laws or any violation or potential violations thereof; and

            (d) the Purchaser has not received any written communication alleging either or both that the Purchaser may be in violation of any Environmental Law, or any permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law.

      6.20 Insurance. The Purchaser Disclosure Schedules set forth a complete and accurate list of all policies of insurance of any kind or nature covering the Purchaser or any of its employees, properties or assets, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. All such policies are in full force and effect, and, to the Purchaser's knowledge, the Purchaser is not in default of any provision thereof, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser.

      6.21 Inventories; Receivables; Payables.

            (a) The Purchaser has no inventories or accounts receivable.

            (b) All accounts payable of the Purchaser reflected in the Commission Documents or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable.

      6.22 Related Party Transactions. Except as set forth in the Commission Documents no employee, officer, director or other affiliate of the Purchaser has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Purchaser. Except as set forth in the Commission Documents, neither the Purchaser nor any affiliate of the Purchaser: (a) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any person or entity which is (i) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Purchaser, (ii) engaged in a business related to the business of the Purchaser, or (iii) a participant in any transaction to which the Purchaser is a party; or
(b) is a party to any Contract with the Purchaser.

      6.23 Banks. The Purchaser Disclosure Schedules contain a complete and correct list of the names and locations of all banks in which the Purchaser has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth in the Purchaser Disclosure Schedules, no person holds a power of attorney to act on behalf of the Purchaser.

      6.24 Investment Intention. The Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act). Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

      6.25 Financial Advisors. Except for Aegis Equity, LLC, no person has acted, directly or indirectly, as a broker, finder or financial advisor for the Purchaser in connection with the transactions contemplated by this Agreement and no person is entitled to any fee or commission or like payment in respect thereof.

      6.26 No Misrepresentation. No representation or warranty of the Purchaser contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by the Purchaser to the Sellers pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE VII
                                    COVENANTS

      7.1 Purchaser's Access to Information. The Company agrees that, prior to the Closing Date, the Purchaser shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and its Subsidiaries and such examination of the books, records and financial condition of the Company and its Subsidiaries as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Company shall cooperate, and shall cause its Subsidiaries to cooperate, fully therein. No investigation by the Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company contained in this Agreement or the Company Documents. In order that the Purchaser may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Company and its Subsidiaries, the Company shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Company and its Subsidiaries to reasonably cooperate with such representatives in connection with such review and examination.

      7.2 The Company's Access to Information. The Purchaser agrees that, prior to the Closing Date, the Company shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Purchaser and such examination of the books, records and financial condition of the Purchaser as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Purchaser shall cooperate fully therein. No investigation by the Company prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Purchaser contained in this Agreement or the Purchaser
Documents. In order that the Company may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Purchaser, the Purchaser shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Purchaser to reasonably cooperate with such representatives in connection with such review and examination.

      7.3 Conduct of Business of the Purchaser and the Company Pending the Closing.

            (a) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser and the Company, as applicable, the Purchaser and the Company shall, and the Company shall cause its Subsidiaries to:

                  (i) conduct the respective businesses of the Purchaser, the Company and the Company's Subsidiaries only in the ordinary course consistent with past practice;

                  (ii) use its best efforts to (A) preserve its present business operations, organization (including, without limitation, management and the sales force) and goodwill of the Purchaser, the Company and the Company's Subsidiaries and (B) preserve its present relationship with persons and entities having business dealings with the Purchaser, the Company and the Company's Subsidiaries;

                  (iii)  maintain  (A) all of the assets and  properties  of the
Purchaser, the Company and the Company's Subsidiaries in their current condition, ordinary wear and tear excepted and (B) insurance upon all of the properties and assets of the Purchaser, the Company and the Company's Subsidiaries in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

                  (iv) (A) maintain the books, accounts and records of the Purchaser, the Company and the Company's Subsidiaries in the ordinary course of business consistent with past practices, (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply with all contractual and other obligations applicable to the operation of the Purchaser, the Company and the Company's Subsidiaries; and

                  (v) comply in all material respects with applicable laws.

            (b) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser and the Sellers, as applicable, the Purchaser and the Sellers shall not, and the Sellers shall cause the Company and its Subsidiaries not to:

                  (i) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Purchaser or the Company or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Purchaser, the Company or any of the Company's Subsidiaries;

                  (ii) transfer, issue, sell or dispose of any shares of capital stock or other securities of the Purchaser or the Company or any of the Company's Subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Purchaser, the Company or any of the Company's Subsidiaries;

                  (iii) effect any recapitalization, reclassification, stock split or like change in the capitalization of the Purchaser, the Company or any of the Company's Subsidiaries;

                  (iv) amend the articles of incorporation or bylaws of the Purchaser, the Company or any of the Company's Subsidiaries;

                  (v) (A) materially increase the annual level of compensation of any employee of the Purchaser, the Company or any of the Company's Subsidiaries, (B) increase the annual level of compensation payable or to become payable by the Purchaser, the Company or any of the Company's Subsidiaries to
any of their respective executive officers, (C) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or consultant, other than in the ordinary course consistent with past practice and in such amounts as are fully reserved against in the Form 10-QSB in the case of the Purchaser or the Financial Statements in the case of the Company, (D) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of the Purchaser, the Company or any of the Company's Subsidiaries or otherwise modify or amend or terminate any such plan or arrangement or (E) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which the Purchaser, the Company or any of the Company's Subsidiaries is a party or involving a director, officer or employee of the Purchaser, the Company or any of the Company's Subsidiaries in his or her capacity as a director, officer or employee of the Purchaser, the Company or any of the Company's Subsidiaries;

                  (vi) except for trade payables and for indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice, borrow monies for any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other person or entity;

                  (vii) subject to any Lien (except for leases that do not materially impair the use of the property subject thereto in their respective businesses as presently conducted), any of the properties or assets (whether tangible or intangible) of the Purchaser, the Company or any of the Company's Subsidiaries;

                  (viii) acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets (except for fair consideration in the ordinary course of business consistent with past practice) of the Purchaser, the Company and the Company's Subsidiaries;

                  (ix) cancel or compromise any debt or claim or waive or release any material right of the Purchaser, the Company or any of the Company's Subsidiaries except in the ordinary course of business consistent with past practice;

                  (x) enter into any commitment for capital expenditures out of the ordinary course;

                  (xi) permit the Purchaser, the Company or any of the Company's Subsidiaries to enter into any transaction or to make or enter into any contract which by reason of its size or otherwise is not in the ordinary course of business consistent with past practice;

                  (xii) permit the Purchaser, the Company or any of the Company's Subsidiaries to enter into or agree to enter into any merger or consolidation with, any corporation or other entity, and not engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any other person or entity;

                  (xiii) except for transfers of cash pursuant to normal cash management practices, permit the Purchaser, the Company or any of the Company's Subsidiaries to make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any contract with any affiliate of the Purchaser, any Seller or any affiliate of any Seller; or

                  (xiv) agree to do anything prohibited by this Section 7.3 or anything which would make any of the representations and warranties of the Purchaser, the Company or the Sellers in this Agreement or the Purchaser
Documents, Company Documents or Seller Documents untrue or incorrect in any material respect as of any time through and including the Closing Date.

            (c) Notwithstanding anything to the contrary in this Section 7.3, the Purchaser acknowledges that since September 1, 2005, Jay Rifkin or his affiliated companies have been making, and will continue to make, at their sole discretion, until the Closing, loans to the Company for working capital purposes. Such loans shall be repaid from accounts receivable of the Company.

      7.4 Consents. Each of the Company and the Purchaser shall use its best efforts, and each of the Company and the Purchaser shall cooperate with one another, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement; provided, however, that neither the Company, Sellers nor the Purchaser shall be obligated to pay any consideration therefor to any third party from whom consent or approval is requested.

      7.5 Other Actions. Each of the Company and the Purchaser shall use its best efforts to: (a) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement; and (b) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

      7.6 No Solicitation by the Company. The Company will not, and will not cause or permit the Company or any of the Company's directors, officers, employees, representatives or agents (collectively, the "Company Representatives") to, directly or indirectly: (a) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, business combination, purchase or disposition of any amount of the assets or capital stock or other equity interest in the Company or any of its Subsidiaries other than the transactions contemplated by this Agreement (an "Acquisition Transaction"); (b) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction; (c) furnish or cause to be furnished, to any person or entity, any information concerning the business, operations, properties or assets of the Company or any of its Subsidiaries in connection with an Acquisition Transaction; or (d) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. The Company will inform the Purchaser in writing immediately following the receipt by the Company or any Company Representative of any proposal or inquiry in respect of any Acquisition Transaction.

      7.7 No Solicitation by the Purchaser. The Purchaser will not, and will not cause or permit any of the Purchaser's directors, officers, employees, representatives or agents (collectively, the "Purchaser Representatives") to, directly or indirectly: (a) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any Acquisition Transaction; (b) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction; (c) furnish or cause to be furnished, to any person or entity, any information concerning the business, operations, properties or assets of the Purchaser in connection with an Acquisition Transaction; or (d) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. The Purchaser will inform the Company in writing immediately following the receipt by the Purchaser or any Purchaser Representative of any proposal or inquiry in respect of any Acquisition Transaction.

      7.8 Preservation of Records. The Company and the Purchaser agree that each of them shall preserve and keep the records held by it relating to the business of the Company and its Subsidiaries and the Purchaser for a period of three years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations of the Company or the Purchaser or any of their affiliates or in order to enable the Company or the Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby.

      7.9 Publicity. Neither the Company nor the Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of the Purchaser or the Company, disclosure is otherwise required by applicable law or by the applicable rules of any stock exchange on which the Purchaser lists securities, provided that, to the extent required by applicable law, the party intending to make such release shall use its best efforts consistent with such applicable law to consult with the other party with respect to the text thereof.

      7.10 Use of Name. The Company hereby agrees that upon the consummation of the transactions contemplated hereby, the Purchaser and the Company shall have the sole right to the use of the name "Rebel Crew" and "Rebel Crew Films" and the Company shall not, and shall not cause or permit any affiliate to, use such name or any variation or simulation thereof.

      7.11 Board of Directors. In accordance with Rule 14f-1, promulgated under the Exchange Act, promptly after Closing the Purchaser shall file with the Commission a report on Schedule 14f-1 disclosing a change in a majority of the directors of the Purchaser and mail such Schedule 14f-1 to the Purchaser's shareholders. Subject to compliance with Rule 14f-1, the Board of Directors of the Purchaser after the Closing Date shall consist of five persons. Milton "Todd" Ault, III shall designate or elect two of the five board members, which shall initially be William B. Horne and Alice M. Campbell. Jay Rifkin shall designate or elect three of the five board members, one of which shall be Mr. Rifkin. If after the Closing the number directors on Purchaser's board increases to seven, then Mr. Ault shall have the right to designate or elect three of the seven board members and Mr. Rifkin shall have the right to designate or elect four of the seven board members.

      7.12 Financial Statements. Before and after Closing, the Sellers shall cooperate with the Purchaser to provide all information required to draft and file a current report on Form 8-K containing disclosure required in a Form 10-SB registration statement within four business days after the Closing Date.

      7.13 Registration Rights.

            (a) As promptly as  possible,  but in any event no later than ninety
(90) days following the Closing Date, the Purchaser shall prepare and file with the Commission a registration statement (the "Registration Statement") on Form SB-2 (or other applicable form) covering the resale of all the Purchaser Common Stock constituting the Purchase Price (the "Registrable Securities"). The Purchaser shall use its best efforts to cause the Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of: (i) the date when all Registrable Securities covered by such Registration Statement have been sold publicly; or (ii) the date when all Registrable Securities may be sold pursuant to Rule 144(k) (the "Effectiveness Period").

            (b) In connection with the Purchaser's registration obligations hereunder, the Purchaser shall: (i) prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the Securities Act; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Sellers set forth in the Registration Statement as so amended or in such prospectus as so supplemented.

            (c) The Purchaser shall promptly deliver to each Seller, without charge, as many copies of the final prospectus or final prospectuses and each amendment or supplement thereto as such persons may reasonably request.

            (d) The Purchaser shall cooperate with the Sellers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Sellers may request.

            (e) The Purchaser shall pay all fees and expenses incident to the performance of or compliance with this Section 7.13, including: (i) all registration and filing fees and expenses, including without limitation those related to filings with the Commission and in connection with applicable state securities or "blue sky" laws; and (ii) printing expenses (including without limitation expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Sellers).

            (f) Subject to the last sentence of this Section 7.13(f), if at any time prior to the expiration of the Effectiveness Period the Company shall determine to file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with an acquisition of any entity or business or equity securities issuable in connection with employee benefit plans), the Company shall send to each Seller who is entitled to registration rights under this Section 7.13(f) written notice of such determination and, if within fifteen (15) days after the effective date of such notice, such Seller shall so request in writing, the Purchaser shall include in such registration statement all or any part of the Registrable Securities such Seller requests to be registered. No right to registration of Registrable Securities under this Section 7.13(f) shall be construed to limit any registration required under Section 7.13(a) hereof. Notwithstanding anything to the contrary set forth herein, the registration rights of the Sellers pursuant to this Section 7.13(f) shall only be available in the event the Purchaser fails to timely file, obtain effectiveness or maintain effectiveness of any Registration Statement to be filed pursuant to Section 7.13(a) in accordance with the terms of this Agreement.

      7.14 Tax Election. At the sole discretion of the Purchaser, the Sellers agree to make a timely Internal Revenue Code Section 338(h)(10) election provided there is no additional tax liability for the Sellers due to this election.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

      8.1 Conditions Precedent to Obligations of Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable law):

            (a) all representations and warranties of the Company and the Sellers contained herein shall be true and correct as of the date hereof;

            (b) all representations and warranties of the Company and the Sellers contained herein qualified as to materiality shall be true and correct, and the representations and warranties of the Company and the Sellers contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time;

            (c) the Company and the Sellers shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

            (d) the Purchaser shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Purchaser) executed by the Company certifying as to the fulfillment of the conditions specified in Sections 8.1(a), 8.1(b) and 8.1(c) hereof;

            (e) certificates representing 100% of the Shares shall have been, or shall at the Closing be, validly delivered and transferred to the Purchaser, free and clear of any and all Liens;

            (f) the Company and the Sellers shall have obtained all consents and waivers referred to in Sections 4.6 and 5.2 hereof, in a form reasonably satisfactory to the Purchaser, with respect to the transactions contemplated by this Agreement and the Company Documents and Seller Documents;

            (g) no legal proceedings shall have been instituted or threatened or claim or demand made against the Sellers, the Company or any of its Subsidiaries, or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

            (h) there shall not have been or occurred any material adverse change in the business, assets or financial condition of the Company nor has there occurred any event which is reasonably likely to result in a material adverse change in the business, assets or financial condition of the Company;

            (i) if required by or pursuant to any agreement between the Company and any of its debtors as a result of this Agreement any transactions contemplated hereby, all non-trade debt of the Company shall be renegotiated on terms and conditions (including but not limited to payment terms and amount to be paid) to the sole satisfaction of the Purchaser;

            (j) For a period of at least seventy-five (75) days prior to the Closing Date, the Company to afford the officers and authorized representatives of the Purchaser full access to the properties, books and records of the Company in order that the Purchaser may have had a full opportunity to make such reasonable investigation as it desires to make of the affairs of the Company, and the Company shall have furnished the Purchaser with such additional financial and operating data and other information as to the business and properties of the Company as the Purchaser has from time to time reasonably requested;

            (k)  the  Purchaser  shall  have  completed  usual,   customary  and
reasonable due diligence of the Company to its reasonable satisfaction;

            (l) Jay Rifkin shall have entered into a three-year employment agreement with the Purchaser, whereby Mr. Rifkin will serve as chief executive officer of the Purchaser with an initial salary of $150,000 per year (the "Employment Agreement"); and

            (m) the Company shall have delivered the Financial Statements to the Purchaser.

      8.2 Conditions Precedent to Obligations of the Sellers and the Company. The obligations of the Sellers and the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Sellers and the Company in whole or in part to the extent permitted by applicable law):

            (a) all representations and warranties of the Purchaser contained herein shall be true and correct as of the date hereof;

            (b) all representations and warranties of the Purchaser contained herein qualified as to materiality shall be true and correct, and all representations and warranties of the Purchaser contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

            (c) the Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

            (d) the Sellers shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Sellers) executed by the Chief Executive Officer of the Purchaser certifying as to the fulfillment of the conditions specified in Sections 8.2(a), 8.2(b) and 8.2(c);

            (e) the Purchaser shall have obtained all consents and waivers referred to in Section 6.5 hereof, in a form reasonably satisfactory to the Seller, with respect to the transactions contemplated by this Agreement and the Purchaser Documents;

            (f) no legal proceedings shall have been instituted or threatened or claim or demand made against the Sellers, the Company or any of its Subsidiaries, or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

            (g) there shall not have been or occurred any material adverse change in the business, assets or financial condition of the Purchaser nor has there occurred any event which is reasonably likely to result in a material adverse change in the business, assets or financial condition of the Purchaser;

            (h) for a period of at least seventy-five (75) days prior to the Closing Date, the Purchaser shall have afforded the Company and the Sellers full access to the properties, books and records of the Purchaser in order that the Company and the Sellers may have had a full opportunity to make such reasonable investigation as they desire to make of the affairs of the Purchaser, and the Purchaser shall have furnished the Company and the Sellers with such additional financial and operating data and other information as to the business and properties of the Purchaser as the Company and the Sellers have from time to time reasonably requested;

            (i) the Company and the Sellers shall have completed usual, customary and reasonable due diligence of the Purchaser to their reasonable satisfaction;

            (j) the Purchaser and the shareholders of the Purchaser listed on Schedule B shall have entered into a voting agreement (the "Voting Agreement") authorizing Mr. Rifkin to vote the shares of Purchaser Common Stock owned by parties to such Voting Agreement on certain matters including, but not limited to, amendments to the Purchaser's articles of incorporation, the sale of substantially all of the Purchaser's assets, any other material transactions and other matters specified therein;

            (k) the Purchaser and Jay Rifkin shall have entered into the Employment Agreement; and

            (l) the Company shall have entered into an agreement with Rebel Holdings to purchase a $345,435.00 loan receivable due to Rebel Holdings from the Company in exchange for the issuance by the Purchaser to Rebel Holdings of a 4.5% secured convertible note.

                                   ARTICLE IX
                            DOCUMENTS TO BE DELIVERED

      9.1 Documents to be Delivered by the Company and the Sellers. On or before the Closing, the Company and the Sellers shall deliver, or cause to be delivered, to the Purchaser the following:

            (a) stock certificates representing the Shares, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached;

            (b) the original or certified copies of the charter documents of the Company and all corporate records, documents and instruments of the Company, the corporate seal of the Company and all books and accounts of the Company;

            (b) the certificates referred to in Section 8.1(d) hereof;

            (c) copies of all consents and waivers referred to in Section 8.1(f) hereof;

            (d) duly executed lock up agreements referred to in Section 2.1(c) hereof;

            (d) the duly executed Employment Agreement referred to in Section 8.1(l) hereof;

            (e) all reasonable consents or approvals required to be obtained by the Company for the purposes of preserving and maintaining the interests of the Company under any and all Company Material Contracts;

            (f) certificates of good standing with respect to the Company and each Subsidiary issued by the Secretary of State of the State of incorporation of each, and for each state in which the Company or any Subsidiary is qualified to do business as a foreign corporation;

            (g) the duly executed Securities Purchase Agreement dated as of the Closing Date for the purchase by the Purchaser of a $345,435.00 principal loan receivable of Rebel Holdings, LLC, in exchange for the issuance by the Purchaser to Rebel Holdings, LLC of a $345,435.00 principal amount convertible note, together with all related documents referred to therein;

            (h) the duly executed escrow agreement referred to in Section 2.1(b) hereof;

            (i) accredited investor questionnaires completed and duly executed by each Seller; and

            (j) such other documents as the Purchaser shall reasonably request.

      9.2 Documents to be Delivered by the Purchaser. On or before the Closing, the Purchaser shall deliver to the Sellers the following:

            (a) stock certificates representing the Purchase Price registered in the names of the Sellers;

            (b) copies of all consents and waivers referred to in Section 8.2(f) hereof;

            (c) copies of such  resolutions of the directors of the Purchaser as
are  required  to  be  passed  to   authorize   the   execution,   delivery  and
implementation of this Agreement;

            (d) a copy of a resolution of the directors of the Purchaser dated as of the Closing Date appointing nominees of the Sellers as officers of the Purchaser and appointing nominees of the Sellers as directors of the Purchaser subject to Section 7.11 hereof;

            (c) written, undated resignations of each of Melanie Glazer, Darrell Grimsley, Jr. and Lynne Silverstein as directors of the Purchaser;

            (d) written resignations of all executive officers of the Purchaser;

            (e) the certificates referred to in Section 8.2(d) hereof; and

            (f) such other documents as the Sellers shall reasonably request.

                                   ARTICLE X
                                  MISCELLANEOUS

      10.1 Payment of Sales, Use or Similar Taxes. All sales, use, transfer, intangible, recordation, documentary stamp or similar taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne equally by the Purchaser and the Sellers.

      10.2 Non-Survival of Representations and Warranties. The parties hereto hereby agree that none of the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder.

      10.3  Expenses.  Except for audit fees in  connection  with the  Financial
Statements and taxes pursuant to Section 10.1, which shall be shared equally between the Company and the Purchaser, the Company, Sellers and the Purchaser shall each bear their own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

      10.4 Specific Performance of the Company and the Sellers. The Company and the Sellers acknowledge and agree that the breach of this Agreement would cause irreparable damage to the Purchaser and that the Purchaser will not have an adequate remedy at law. Therefore, the obligations of the Company and the Sellers under this Agreement, including, without limitation, the Sellers' obligation to sell the Shares to the Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

      10.5 Specific Performance of the Purchaser. The Purchaser acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the Company and the Sellers and that the Company and the Sellers will not have an adequate remedy at law. Therefore, the obligations of the Purchaser under this Agreement, including, without limitation, the Purchaser's obligation to purchase the Shares from the Sellers, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

      10.6 Further Assurances. The Company, Sellers and the Purchaser each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

      10.7 Submission to Jurisdiction; Consent to Service of Process.

            (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of California over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 10.11.

      10.8 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

      10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

      10.10 Article and Section Headings. The article and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

      10.11 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

(a) Purchaser:

                                    Digicorp
                                    Attn: William B. Horne
                                    100 Wilshire Boulevard, Suite 1750
                                    Santa Monica, CA 90401
                                    Facsimile: (310) 752-1486

                                    Copy to (which shall not constitute notice):

                                    Sichenzia Ross Friedman Ference LLP
                                    Attn: Marc J. Ross, Esq.
                                    1065 Avenue of the Americas
                                    New York, NY 10018
                                    Facsimile: (212) 930-9725

(b) The Company and the Sellers:

                                    Jay Rifkin or Cesar Chatel
                                    c/o Rebel Crew Films, Inc.
                                    4143 Glencoe Avenue
                                    Marina Del Rey, CA 90292
                                    Facsimile: (866) 897-6525

                                    Copy to:

                                    Danzig Kaye Cooper Fiore & Kay, LLP
                                    Attn: David M. Kaye, Esq.
                                    30A Vreeland Road
                                    Florham Park, NJ 07932
                                    Facsimile: (973) 443-0609

      10.12 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

      10.13 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Sellers or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void. Upon any such permitted assignment, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the day and year first written above.

                                        DIGICORP

                                        By: /s/ William B. Horne
                                            ------------------------------------
                                              William B. Horne,
                                              Chief Executive Officer

                                        REBEL CREW FILMS, INC.

                                        By: /s/ Cesar Chatel
                                            ------------------------------------
                                              Cesar Chatel,
                                              President

                                        SELLERS:

                                        REBEL HOLDINGS, LLC

                                        By: /s/ Cesar Chatel
                                            ------------------------------------
                                              Jay Rifkin,
                                              Managing Member

                                         /s/ Cesar Chatel
                                        ----------------------------------
                                        Cesar Chatel

                                   Schedule A
                            Shares and Purchase Price

Sellers               Shares Owned   Purchase Price
-------               ------------   --------------
Rebel Holdings, LLC   90,000         19,086,372 shares of Purchaser Common Stock
Cesar Chatel          10,000         2,120,708 shares of Purchaser Common Stock

                                   Schedule B
                            Voting Agreement Parties

               Alice Campbell
               Bodnar Capital Management, LLC
               Darrell Grimsley, Jr.
               Jeanne Olsky
               Kathryn Queen
               Lynne Silverstein
               Melanie Glazer
               Milton "Todd" Ault, III
               Nicholas Soichet
               Patient Safety Technologies, Inc.
               Philip Gatch
               Sichenzia Ross Friedman Ference LLP
               Sothi Thillairajah
               Steve Jafarzadeh
               William B. Horne

                                    Exhibit A
                                Escrow Agreement

                                    Exhibit B
                               Lock-Up Agreements